EXHIBIT 21.1
Subsidiaries of the Company*

Name	Jurisdiction
Iron Mountain Argentina S.A.	Argentina
Iron Mountain Austria Archivierung GmbH	Austria
Iron Mountain Belgium NV	Belgium
Iron Mountain BPM SPRL	Belgium
Geopost Consultoria em Geologica e Geofisica Ltda.	Brazil
Iron Mountain Do Brasil Ltda	Brazil
Iron Mountain Bulgaria EOOD	Bulgaria
ITRenew Worldwide, Inc.	California
ITRenew, Inc.	California
1650 Comstock Road ULC	Canada
Iron Mountain Canada Operations ULC	Canada
Iron Mountain Information Management Services Canada, Inc.	Canada
Iron Mountain Secure Shredding Canada, Inc.	Canada
MKSP Storage Canada ULC	Canada
Iron Mountain Chile S.A.	Chile
Iron Mountain Chile Servicios S.A.	Chile
Iron Mountain Hrvatska d.o.o.	Croatia
Helcom Limited	Cyprus
IMI Investments Two Ltd	Cyprus
Iron Mountain Cyprus Limited	Cyprus
Iron Mountain EES Holdings Ltd.	Cyprus
Iron Mountain Poland Holdings Ltd	Cyprus
OSG Records Management (Europe) Limited	Cyprus
Iron Mountain Ceska Republika S.R.O.	Czech Republic
Royal Seal S.R.O.	Czech Republic
Clutter Inc.	Delaware
Clutter RE LLC	Delaware
First International Records Management, LLC	Delaware
IM Mortgage Solutions, LLC	Delaware
Iron Mountain Data Centers Services, LLC	Delaware
Iron Mountain Data Centers U.S. Holdings, LLC	Delaware
Iron Mountain Data Centers, LLC	Delaware
Iron Mountain Global Holdings, Inc.	Delaware
Iron Mountain Information Management Services, Inc.	Delaware
Iron Mountain Information Management, LLC	Delaware
Iron Mountain Intellectual Property Management, Inc.	Delaware
Iron Mountain International Holdings (U.S.) LLC	Delaware
Iron Mountain Mortgage Finance Holdings, LLC	Delaware
Iron Mountain Mortgage Finance I, LLC	Delaware
Iron Mountain Receivables QRS, LLC	Delaware
Iron Mountain Receivables TRS, LLC	Delaware

EXHIBIT 21.1 (Continued)

Name	Jurisdiction

Iron Mountain Secure Shredding, Inc.	Delaware
Iron Mountain Data Centers Arizona 3, LLC	Delaware
Iron Mountain Data Centers Arizona 3 JV, LP	Delaware
Iron Mountain Data Centers Virginia 3, LLC	Delaware
Iron Mountain Data Centers Virginia 4/5 JV, LP	Delaware
Iron Mountain Data Centers Virginia 4/5 Subsidiary, LLC	Delaware
Iron Mountain Data Centers Virginia 6/7 JV, LLC	Delaware
Iron Mountain Data Centers Virginia 6, LLC	Delaware
Iron Mountain Data Centers Virginia 6 JV, LLC	Delaware
Iron Mountain Data Centers Virginia 7, LLC	Delaware
Iron Mountain International Holdings (U.S.) LLC	Delaware
Palantine, LLC	Delaware
Wisetek Solutions, LLC	Delaware
Eurospags Investment ApS	Denmark
Iron Mountain A/S	Denmark
Iron Mountain Eswatini (Pty) Ltd	Eswatini
Iron Mountain Finland Oy	Finland
Crozier France SAS	France
Iron Mountain Entertainment Services (IMES) France SAS	France
Iron Mountain France SAS	France
Iron Mountain GLEAM France SAS	France
Iron Mountain Holdings (France) SNC	France
Iron Mountain Participations SA	France
Premier Surplus, Inc.	Georgia
Iron Mountain (Deutschland) Data Centre 2 GmbH	Germany
Iron Mountain (Deutschland) Data Centre Services GmbH	Germany
Iron Mountain (Deutschland) Data Centre GmbH	Germany
Iron Mountain (Deutschland) Service GmbH	Germany
Iron Mountain Deutschland GmbH	Germany
Iron Mountain Hellas SA	Greece
DocuTár Iratrendező és Tároló Szolgáltató Kft.	Hungary
Iron Mountain Magyarország Kereskedelmi és Szolgáltató Kft.	Hungary
Iron Mountain (Ireland) Services Limited	Ireland
Iron Mountain Ireland Holdings Limited	Ireland
Iron Mountain Ireland Limited	Ireland
ITRenew ITAD Ireland Limited	Ireland
Wisering Limited	Ireland
Wisetek Solutions Limited	Ireland
Wisetek US Holdings Limited	Ireland
Archivex Cote d'Ivoire S.a.r.l.	Ivory Coast
DBJ Limited	Jersey
AS Iron Mountain Latvia	Latvia
Iron Mountain Lesotho (Proprietary) Limited	Lesotho
AB Iron Mountain Baltic	Lithuania
AB Iron Mountain Lithuania	Lithuania

EXHIBIT 21.1 (Continued)

Name	Jurisdiction

UAB Confidento	Lithuania
Iron Mountain Luxembourg Sarl	Luxembourg
Iron Mountain South America Sarl	Luxembourg
Marshgate Morangis Sarl	Luxembourg
Iron Mountain Mexico, S. de R.L. de C.V.	Mexico
Bonded Services (International) B.V.	Netherlands
Iron Mountain (Nederland) Data Centre B.V.	Netherlands
Iron Mountain (Nederland) Data Centre Holdings B.V.	Netherlands
Iron Mountain (Nederland) Data Centre Investments B.V.	Netherlands
Iron Mountain (Nederland) Data Centre Services B.V.	Netherlands
Iron Mountain (Nederland) Services B.V.	Netherlands
Iron Mountain International Holdings B.V.	Netherlands
Iron Mountain Nederland B.V.	Netherlands
Iron Mountain Nederland Holdings B.V.	Netherlands
ITRenew Netherlands B.V.	Netherlands
Oda International Management Corporation NV	Netherlands
Iron Mountain Norge AS	Norway
RSR Partners LLC	Ohio
Iron Mountain Peru S.A.	Peru
Iron Mountain Polska Services Sp. z.o.o.	Poland
Iron Mountain Polska Sp. z.o.o.	Poland
Iron Mountain Records Management (Puerto Rico), Inc	Puerto Rico
Iron Mountain S.R.L	Romania
Iron Mountain d.o.o. Novi Banovci	Serbia
DMS Storage, s.r.o.	Slovakia
Iron Mountain Slovakia, s.r.o.	Slovakia
Docu-File JHB Proprietary Limited	South Africa
Docuscan Proprietary Limited	South Africa
Iron Mountain Secure Shredding (Pty) Ltd	South Africa
Iron Mountain South Africa (Pty) Ltd	South Africa
Iron Mountain South Africa Holdings (Pty) Ltd	South Africa
Iron Mountain South Africa Information Management (Pty) Ltd	South Africa
Iron Mountain South Africa Records Management (Pty) Ltd	South Africa
Iron Mountain Data Centers (Espana) Holding S.L.U.	Spain
Iron Mountain Data Centers (Espana) S.L.	Spain
Iron Mountain (Espana) Services, S.L.	Spain
Iron Mountain Espana S.A.	Spain
Iron Mountain Latin America Holdings, S.L.	Spain
Iron Mountain Sweden AB	Sweden
ITRenew AB	Sweden
Crozier Schweiz AG	Switzerland
First International Records Management AG	Switzerland
Iron Mountain (Schweiz) AG	Switzerland
Iron Mountain Management Services GmbH	Switzerland
OSG Records Management Center LLC	Ukraine

EXHIBIT 21.1 (Continued)

Name	Jurisdiction

OSG Records Management LLC	Ukraine
Bonded Services Acquisition Ltd.	United Kingdom
Bonded Services Group Limited	United Kingdom
Bonded Services Limited	United Kingdom
Britannia Data Management Limited	United Kingdom
Crozier Fine Arts Limited	United Kingdom
Disaster Recovery Services Limited	United Kingdom
F.T.S. (Freight Forwarders) Limited	United Kingdom
F.T.S. (Great Britain) Limited	United Kingdom
Global Logistics Worldwide Limited	United Kingdom
Haworth Group Holdings (UK) Limited	United Kingdom
Haworth Group Limited	United Kingdom
Iron Mountain (UK) Data Centre Limited	United Kingdom
Iron Mountain (UK) EES Holdings Limited	United Kingdom
Iron Mountain (UK) PLC	United Kingdom
Iron Mountain (UK) Services Limited	United Kingdom
Iron Mountain DIMS Limited	United Kingdom
Iron Mountain Europe (Group) Limited	United Kingdom
Iron Mountain Europe Ltd.	United Kingdom
Iron Mountain Holdings (Europe) Limited	United Kingdom
Iron Mountain International (Holdings) Ltd	United Kingdom
Iron Mountain MDM Limited	United Kingdom
Iron Mountain UK Services (Holdings) Ltd	United Kingdom
Novo Group Limited	United Kingdom
Novo Holdings Limited	United Kingdom
Recall Europe Limited	United Kingdom
Recall Limited	United Kingdom
Saracen Datastore Limited	United Kingdom
Wisetek UK Limited	United Kingdom

*Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Iron Mountain Incorporated are omitted because, considered in the aggregate, they would not constitute a significant subsidiary under the rules of the Securities and Exchange Commission.